Exhibit 99.1
USA Mobility, Inc. Annual Meeting of Stockholders May 14, 2008

We served 3.3 million subscribers on a national basis as of March 31, 2008 We are a profitable, cash flow positive, debt-free company We have returned a total of approximately $255.6 million or $9.40 per share to our stockholders since the November 2004 merger Background - USA Mobility Nationwide wireless sales and service Headquartered in Alexandria, VA Five operating regions Major Operations Hub in Plano, TX Largest provider of local, regional and nationwide one-way and two-way narrowband wireless messaging services *$'s Returned in millions.

We focus on providing wireless products and solutions to Healthcare, Government and Large Enterprise organizations Our customer relationships and distribution capabilities allow us to Solve customers' wireless communications needs Combining expertise with proven technology, applications & wireless devices Our Products and Services We are committed to creating value for our customers by Delivering critical messaging that's fast, accurate and reliable Providing unified communications and unmatched service response Generating increased profits and efficiency with affordable solutions

Core Market Vertical Sales Focus Focus on Revenue . . . Revenue Per Unit and Units in Service Solutions based sales - stressing the value of Paging One source for wireless solutions suite Sales assets deployed to maximize return High probability, targeted segments and new business opportunity Cross-sell / up-sell opportunities with existing customers Healthcare Significant opportunities to save lives, reduce critical response times, improve patient care, HIPAA compliance & JCAHO scores Government - First Responder State, local and national attention Emergency notification largest area of impact Large Enterprise National accounts - Fortune 1000 focus Value reliable wide area coverage at a lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions lower cost than alternative solutions

Our Customers Direct subscribers represent 88% of our total customer base Healthcare customers account for 43% of our direct base and exhibit a relatively stable base Government & Large Enterprise customers comprise 20% & 15%, respectively, of our direct base and have better subscriber retention characteristics than Other Direct and Indirect channels 3Q07 Direct Subscribers 3.193 million 1Q08 Total Subscribers 3.333 million 3.333 million 3.333 million 3.333 million 3.333 million 1Q08 Direct Subscribers 2.939 million

USA Mobility executes a Free Cash Flow "FCF" based operating strategy supported by three primary efforts: 1) high service levels to existing customers; 2) focus on selling and marketing; 3) cost efficiencies We have focused our sales and service efforts around our "core" users We have targeted those users who benefit the most from the three principal benefits of USA Mobility's products & services: Substantially lower costs, significant reliability, reliable network coverage Operating Strategy

Our Strategy Has Worked To Date! *Quarterly cash flow depicted is calculated as the difference between the Company's beginning and ending cash balance for the quarter adjusted to exclude debt repayment and cash distributions to shareholders. cash balance for the quarter adjusted to exclude debt repayment and cash distributions to shareholders. cash balance for the quarter adjusted to exclude debt repayment and cash distributions to shareholders. (in millions) Revenue Free Cash Flow* *Free Cash Flow is Net Cash Provided by Operations less Capital Expenses and Other.

Revenue Efficiency Has Improved Each Year Despite Revenue Decline Despite Revenue Decline Despite Revenue Decline

Cash Flow Efficiency Has Improved As Well Note: EBITDA (Earnings before Interest, Taxes, Depreciation, Amortization and Accretion) is defined as Operating Income, plus the add back of Depreciation, Amortization and Accretion. as Operating Income, plus the add back of Depreciation, Amortization and Accretion. as Operating Income, plus the add back of Depreciation, Amortization and Accretion.

We Continue "Managing Between the Lines" Note: Assumes Arch and Metrocall combined as of January 1, 2004. *Total Operating Expenses excludes Stock Based Compensation, Depreciation, Amortization & Accretion, and Goodwill Impairment. Accretion, and Goodwill Impairment. Accretion, and Goodwill Impairment. Actual Future ?

Our Risks Revenue and subscriber erosion Units in Service combined with the related Average Revenue Per Unit (ARPU) is what drives our revenue and thus our revenue erosion rate Subscriber erosion rates did improve in 2007 and in the first quarter of 2008, however there is no guarantee that we will be able to repeat that success this year or in the future We've been able to generate a reasonably good level of subscriber placements on a quarterly basis; unfortunately, those placements have been consistently outpaced by gross subscriber cancellations at a rate of about two cancels for every gross placement This trend is the single largest risk to our future cash flow generation potential While we've been able to keep product pricing relatively stable in recent years and even implement selected increases to part of our customer base in 2007, there is no assurance that ARPU levels will improve going forward

Our Risks The Federal Communications Commission (FCC) Back-Up Power Order (Order) Last October the FCC issued an Order requiring among other things that large commercial mobile radio service (CMRS) providers, including USA Mobility, have at least eight hours of back-up power at each transmission site to minimize communications outages during emergencies We believe that this Order is legally flawed in several respects FCC did not give proper notice that it was considering such a requirement FCC disregarded factors unique to paging, such as our simulcast high-powered network architecture, that make a nationwide back-up power requirement unnecessary In concert with other wireless providers and trade associations, we petitioned for an expedited review of the Order in January in the DC Circuit Court of Appeals The Order is currently under a Stay granted in conjunction with Sprint Nextel Corporation's appeal We continue to pursue our suit on its own merit

Our Risks Costs It has become increasingly difficult to reduce our operating costs at a pace in line with our declining revenue base in order to maintain cash flow margins Our ability to continue to generate incremental savings has become a major challenge as we have harvested much of the low hanging fruit Economies of scale are increasingly more difficult as we get smaller Going forward, the majority of our cost savings will be gained from network & site rent rationalization activities Competition We continue to face fierce competition from wireless technologies such as BlackBerry(r) and other broadband two-way voice and data carriers

The Future USA Mobility will continue to offer cost effective, mission critical wireless communications services to our valuable customer base We will continue to operate efficiently and focus on profitability and Free Cash Flow We will return our earnings to stockholders through cash distributions and/or stock repurchases How much, how long? - Its all about managing between the lines . . . managing between the lines . . . managing between the lines . . . managing between the lines . . . managing between the lines . . . managing between the lines . . . managing between the lines . . . managing between the lines . . . managing between the lines . . . managing between the lines . . . managing between the lines . . . managing between the lines . . . managing between the lines . . . managing between the lines . . . *$'s Returned in millions. (in millions)